Exhibit 1

Joint Filing Agreement Pursuant to Rule 13d-1

This Joint Filing Agreement is made pursuant to Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended (the “Act”) by and between the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Sections 13(g) or 13(d) of the Act and the Rules promulgated thereunder may be filed on each of their behalf on Schedule 13G or 13D, as appropriate, and that said joint filing may thereafter be amended by further joint filings. The Joint Filers further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1 and hereby, being duly authorized, have executed this Joint Filing Agreement as of the date listed under each Joint Filer’s signature below.

/s/ Charles Thomas Paschall
Charles Thomas Paschall
May 2, 2024

Checkmate Strategic Capital 2, LLC
By:	Charles Thomas Paschall

By:	/s/ Charles Thomas Paschall
Managing Member
May 2, 2024

Checkmate Capital Group, LLC
By:	Charles Thomas Paschall

By:	/s/ Charles Thomas Paschall
Chief Executive Officer
May 2, 2024

Checkmate Strategic Capital Holdings, LLC
By:	Charles Thomas Paschall

By:	/s/ Charles Thomas Paschall
Chief Executive Officer
May 2, 2024